Contact:

Stacey Jurchison	Matthew Kinley
PharmAthene, Inc.	Healthcare Acquisition Corp.
Phone: 410-571-8925	Phone: 515-244-5746
jurchisons@pharmathene.com	kinley@pappajohn.com

PHARMATHENE AND HEALTHCARE ACQUISITION CORP.
ANNOUNCE DEFINITIVE MERGER AGREEMENT

Transaction Provides PharmAthene with up to $70 Million in Cash

ANNAPOLIS, MD, January 22, 2007 - Privately-owned PharmAthene, Inc., a leading biodefense company specializing in the development and commercialization of medical countermeasures against biological and chemical terrorism, and Healthcare Acquisition Corp. (AMEX: HAQ), a publicly-traded special purpose acquisition company, announced today that they have signed a definitive merger agreement under which Annapolis-based PharmAthene will become a public company through a merger with Healthcare Acquisition Corp.

The new company will be named PharmAthene, Inc., and it is expected that its shares will trade on the American Stock Exchange upon completion of the merger. Healthcare Acquisition Corp. is expected to have up to approximately $70 million in cash at the closing before payment of expenses, which will remain in the merged company and be available to finance product development, clinical trials, research and development, and potential product and technology acquisitions and for general corporate purposes.

David P. Wright, President and Chief Executive Officer of PharmAthene, will remain President and Chief Executive Officer of the company, which will be headquartered in Annapolis, Maryland with research and development facilities in Montreal, Canada.

“A merger with HAQ provides a strong financial foundation with enhanced access to capital and will further PharmAthene’s strategy of taking a leadership position in biodefense to help meet the urgent biosecurity needs of the U.S. and its allies,” Mr. Wright said. “Our strategy emphasizes rapid product development and this transaction represents the best way to meet both our short- and long-term growth objectives.”

Mr. Wright added, “We are seeking to apply the classic defense contractor model of developing multiple government customers - Defense, Homeland Security, state and regional authorities - and then adapting our products for wider commercial use. Biodefense products should be available to all levels of government, large venues, commercial offices, hotels, hospitals and even to individual consumers, and we intend initially to develop and commercialize products for all of these markets while evaluating dual-use applications for our products within broader commercial markets.”

John Pappajohn, Chairman of Healthcare Acquisition Corp., said, “This merger combines PharmAthene’s research, development and marketing strengths with HAQ’s enhanced access to the capital markets. PharmAthene has a strong management team with a proven track record - collectively, the team has previously commercialized 30 pharmaceutical products with over $4 billion in current revenues. They are a highly focused, creative team with the ability to execute and a reputation for expanding their product markets.”

“Since its inception, PharmAthene has raised approximately $65 million in venture capital and private equity from premier healthcare investors, and been awarded government contracts that can provide up to $246 million in government funding. They currently have two best-in-class products - Valortim™ for the prevention and treatment of anthrax infection and Protexia® to prevent and treat nerve agent poisoning - each targeting high priority biodefense needs. A recently awarded $213 million contract from the Department of Defense for Protexia® validates management’s ability to execute,” Mr. Pappajohn added.

SUMMARY OF THE TRANSACTION

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Under the terms of the agreement, Healthcare Acquisition Corp. will issue 12.5 million new shares to PharmAthene’s shareholders, resulting in PharmAthene’s current shareholders owning at least 52% of the outstanding basic shares upon completion of the merger (subject to adjustment to the extent Healthcare Acquisition Corp. shareholders exercise their right to convert their Healthcare Acquisition Corp. shares into cash).

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PharmAthene holders have agreed to certain lockup provisions prohibiting the sale of any of the Healthcare Acquisition Corp. shares they receive in the merger until a minimum of six months after consummation of the merger, with only 50% of such shares released from the lockup six months after the merger, and the remaining 50% being released twelve months after the merger.

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In the event that PharmAthene enters into a contract prior to December 31, 2007 for the sale of Valortim™ with the U.S. government for more than $150,000,000 in anticipated revenue, PharmAthene’s shareholders will also be eligible for additional cash payments, not to exceed $10 million, equal to 10% of the actual collections from the sale of Valortim™.

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 PharmAthene’s currently outstanding secured convertible notes will be exchanged for $12.5 million of new unsecured 8% Convertible Notes maturing in 24 months. The Convertible Notes are convertible at the option of the holder into common stock at $10.00 per share and may be redeemed by the company without penalty after 12 months.

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HAQ’s 9.4 million warrants, expiring July 2010 with an exercise price of $6.00 per share, will remain outstanding, giving the combined company potential access to an additional $56.4 million if all of the warrants are exercised.

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PharmAthene will merge with a subsidiary of Healthcare Acquisition Corp. and, following the transaction, will be a subsidiary of HealthCare Acquisition Corp; Healthcare Acquisition Corp will change its name to PharmAthene, Inc.

The merger has been approved by the Boards of Directors of both companies and by the requisite majority of PharmAthene’s shareholders and is subject to approval by Healthcare Acquisition Corp.’s shareholders, regulatory approval and other customary closing conditions. In addition, closing of the merger is also conditioned on holders of fewer than 20% of the shares of Healthcare Acquisition Corp. common stock voting against the merger and electing to convert their Healthcare Acquisition Corp. common stock into cash. As a result of the execution of this agreement, pursuant to its certificate of incorporation, Healthcare Acquisition Corp. has until August 3, 2007 to complete the transaction before it would otherwise be required to liquidate.

Bear, Stearns & Co. Inc. served as financial advisor to PharmAthene in connection with the transaction and Maxim Group served as financial advisor to Healthcare Acquisition Corp.

McCarter & English is serving as counsel to PharmAthene in the transaction and Edwards Angell Palmer & Dodge LLP is acting as counsel on behalf of members of the PharmAthene investor group. Ellenoff Grossman & Schole LLP is acting as counsel to Healthcare Acquisition Corp.

This communication is being made in respect of the proposed merger transaction involving Healthcare Acquisition Corp. (HAQ) and PharmAthene, Inc. HAQ will promptly file with the SEC a current report on Form 8-K, which will include the merger agreement and related documents. In addition, HAQ will file a proxy statement with the SEC in connection with the transaction and mail the final proxy statement to HAQ shareholders of record at the record date for the special meeting of the shareholders to be held to obtain approval of the proposed transaction and related matters. The proxy statement that HAQ plans to file with the SEC and mail to its shareholders will contain information about HAQ, PharmAthene, the proposed merger, and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about HAQ, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by contacting Matthew Kinley at HAQ at (515) 244-5746. This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of HAQ.

HAQ did not hold an annual meeting of its shareholders in 2006, as required under the rules and regulations of the American Stock Exchange. This was because HAQ is a specified purpose acquisition company, and, as disclosed in its prospectus, it has had no operations other than searching for and consummating a business combination. HAQ also has had limited funds available to it with which to search for and consummate a business combination, and an annual meeting would have required a diversion of these scarce funds from HAQ’s search, as well as diverting the efforts of its management in their search for a target company. Any items required to be covered in HAQ’s 2006 annual meeting of shareholders will be dealt with in the special meeting of HAQ’s shareholders called to approve the transactions disclosed in this press release, as set forth above.

HAQ and its executive officers and directors may be deemed to be participants in the solicitation of proxies from HAQ’s shareholders with respect to the matters relating to the proposed merger. PharmAthene may also be deemed a participant in such solicitation. Information regarding HAQ’s executive officers and directors is available in HAQ’s Annual Report on Form 10-K, for the year ended December 31, 2005, and its most recent Report on Form 10-Q for the fiscal quarter ended September 30, 2006. Information regarding any interest that PharmAthene or any of the executive officers or directors of PharmAthene may have in the transaction with HAQ will be set forth in the proxy statement that HAQ intends to file with the SEC in connection with the matters to be approved in connection with the proposed merger. Shareholders of HAQ can obtain this information by reading the proxy statement when it becomes available.

About PharmAthene, Inc.

PharmAthene, a privately-held biodefense company, was formed in 2001 to meet the critical needs of the United States by developing biodefense products. PharmAthene is dedicated to the rapid development of important and novel biotherapeutics to address biological pathogens and chemicals that may be used as weapons of bioterror. PharmAthene’s lead programs include Valortim™ (being co-developed with Medarex, Inc. [NASDAQ: MEDX]) and Protexia®. For more information on PharmAthene, please visit its website at www.PharmAthene.com.

About Healthcare Acquisition Corp.

Des Moines-based Healthcare Acquisition Corp. was jointly formed by healthcare investing pioneers, John Pappajohn and Derace L. Schaffer, M.D. Healthcare Acquisition Corp. is a special purpose acquisition company focused on the healthcare industry. The Company raised $75.2 million through an IPO in July, 2005. As of September 30, 2006, the company held approximately $70 million in trust. The Company’s shares trade on the American Stock Exchange, under the symbol HAQ and its warrants trade on the American Stock Exchange under the symbol HAQW.

Forward Looking Statement Disclosure

This press release contains certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products.  Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of Healthcare Acquisition Corp. and PharmAthene.  Actual results may differ materially from those anticipated in any forward-looking statement.  Factors that may cause such differences include the risks that (a) , there may be regulatory or litigation obstacles to completing the merger, or shareholders of Healthcare Acquisition Corp. may not approve the merger, (b) the American Stock Exchange market may not accept the shares of the merged company for continued listing, (c, (d) potential products that appear promising to PharmAthene or any of their collaborators cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, (e) , PharmAthene or their collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (f) PharmAthene may not be able to obtain anticipated funding for their development projects or other needed funding, (g)  PharmAthene may not be able to secure funding from anticipated government contracts and grants, and (h) PharmAthene may not be able to secure or enforce adequate legal protection, including patent protection, for their products.

More detailed information about Healthcare Acquisition Corp. and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release is set forth in Healthcare Acquisition Corp.'s filings with the Securities and Exchange Commission Healthcare Acquisition Corp. urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov.  Interested parties may also obtain those documents free of charge from Healthcare Acquisition Corp.  Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Healthcare Acquisition Corp. undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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